EXHIBIT 21.1

SUBSIDIARIES LIST

Entity Name	Jurisdiction of Incorporation or Formation

800 Superior, LLC	Delaware
800 Superior NMTC Investment Fund II LLC	Ohio
1262 East 14th Purchaser, LLC	New York
AFS Realty Holdings, LLC	Delaware
AFS Realty Member, LLC	Delaware
Agent Alliance Reinsurance Company, Ltd.	Bermuda
AII Insurance Management Limited	Bermuda
AII Investment Holdings Ltd.	Bermuda
AII Reinsurance Broker, Ltd.	Bermuda
AIU Management Services Limited	Ireland
AMT Capital Alpha, LLC	Delaware
AMT Capital Holdings, S. A. AMT Capital Holdings II S.A AMT Capital Holdings III S.A.	Luxembourg Luxembourg Luxembourg
AMT Consumer Services, Inc.	Delaware
AMT Home Protection Company AMT Road Services Corp. AMT Warranty Corp.	California Delaware Delaware
AMT Warranty Corp. of Canada, ULC AMTCS Holdings, Inc. AmCom Insurance Services, Inc.	Alberta, Canada Delaware California
AmTrust Captive Solutions Limited AmTrust Cayman Reinsurance Company, Ltd.	Luxembourg The Cayman Islands
AmTrust Claims Management SrL.	Italy
AmTrust Corporate Capital Limited AmTrust Corporate Member Limited AmTrust Corporate Member Two Limited AmTrust E&S Insurance Services, Inc.	England England England Delaware
AmTrust Equity Solutions, Ltd. AmTrust Europe Legal, Ltd.	Bermuda England
AmTrust Europe Ltd.	England
AmTrust Holdings Luxembourg S.A.R.L.	Luxembourg
AmTrust Insurance Company of Kansas, Inc.	Kansas
AmTrust Insurance Luxembourg S.A. AmTrust Insurance Spain, S.L.U.	Luxembourg Spain
AmTrust International Bermuda Ltd. AmTrust International Insurance, Ltd.	Bermuda Bermuda
AmTrust International Underwriters Limited	Ireland
AmTrust Lloyd’s Corporation AmTrust Lloyds Holdings Limited	Texas The Cayman Islands
AmTrust Lloyd’s Insurance Company of Texas AmTrust Lloyd’s Limited	Texas England
AmTrust Management Services, Ltd.	England

Entity Name	Jurisdiction of Incorporation or Formation
AmTrust Nordic AB	Sweden
AmTrust North America, Inc.	Delaware
AmTrust North America of Florida, Inc.	Florida
AmTrust North America of Texas, Inc. AmTrust Re 2007 (Luxembourg)	Delaware Luxembourg
AmTrust Re Alpha	Luxembourg
AmTrust Re Aries S.A. AmTrust Re Epsilon	Luxembourg Luxembourg
AmTrust Re Taurus S.A.	Luxembourg
AmTrust Re Theta	Luxembourg
AmTrust Syndicate Holdings Limited AmTrust Syndicate Services Limited AmTrust Underwriters, Inc. AmTrust Underwriting Limited	England England Delaware England
AMTS Holding Corp.	Delaware
Associated Industries Insurance Company, Inc.	Florida
Boca NW65, LLC	Delaware
Builders & Tradesmen’s Insurance Services, Inc. Car Care Pension Trustees Limited Car Care Plan do Brasil Limitada Car Care Plan GmbH Car Care Plan (Holdings) Limited Car Care Plan Limited	California England Brazil Germany England England
Caravan Security Storage Limited Commercial Care Plan Limited	England England
CNH Capital Canada Insurance Agency, Ltd.
CNH Capital Insurance Agency, Inc.
Construction Services Risk Purchasing Group, Inc.
CPP Direct LLC
CPP Florida LLC
CPP Travel LLC
CPP Warranties LLC
Direct Reinsurance, Ltd.
Alberta, Canada Delaware Illinois Delaware Florida Delaware Delaware Turks and Caicos Islands
Dore & Associates Holdings Limited
Dore Underwriting Services Limited
East Ninth & Superior, LLC
First Nonprofit Companies, Inc.
First Nonprofit Insurance Agency, Inc.
First Nonprofit Insurance Company
GMAC International Insurance Services Limited
HSC Claims Administration, Inc.
Human Services Company
I.G.I. Administration Services Limited
England England Delaware Illinois Illinois Delaware England Maryland Maryland England
I.G.I. Group Limited	England
I.G.I. Intermediaries, Ltd.	England
I.G.I. Underwriting Agency, Inc.	New York
LAE Insurance Services, Inc.	California

Entity Name	Jurisdiction of Incorporation or Formation
Milwaukee Casualty Insurance Co. Motors Insurance Company Limited Northcoast Warranty Services, Inc.	Wisconsin England Delaware
Oakwood Village Ltd.	England
PBOA, Inc.	Florida
Pedigree Livestock Insurance Limited Personal Express Insurance Company, Inc. Personal Express Insurance Services REAF Holdings LLC RHL Corporate Name No. 1 Limited	England California California Delaware England
Right2Claim Limited	England
Risk Services-Arizona, Inc.	Arizona
Risk Services (Bermuda), Ltd.	Bermuda
Risk Services-(Hawaii), Ltd.	Hawaii
Risk Services Intermediaries (Bermuda), Ltd.	Bermuda
Risk Services, LLC	Virginia
Risk Services-Nevada, Inc.	Nevada
Risk Services-Vermont, Inc.	Vermont
Rochdale Insurance Company	New York
Rock Run South, LLC	Delaware
RS Acquisition Holdco, LLC Sagicor Claims Management Inc.	Delaware California
Security National Insurance Company Sequoia Indemnity Company Sequoia Insurance Company Shanghai First Response	Delaware Nevada California China
Signal Acquisition LLC	Delaware
Signal Service Solutions, LLC Strongwood Risk Management Solutions, LLC	Delaware California
Technology Insurance Company, Inc. The CPP Insurance Agency LLC	New Hampshire Delaware
Tiger Capital, LLC ToCo Warranty Corp.	Delaware Delaware
Vemeco, Inc.	Connecticut
Warrantech Automotive, Inc.	Connecticut
Warrantech Automotive of Canada, Inc.	Canada
Warrantech Automotive of Florida, Inc.	Florida
Warrantech Caribbean, LTD.	Cayman Islands
Warrantech Consumer Product Services, Inc.	Connecticut
Warrantech Corporation	Nevada
Warrantech Direct I, L.P.	Texas
Warrantech Direct, Inc.	Texas
Warrantech Home Assurance Company	Florida
Warrantech Home Service Company	Connecticut
Warrantech International, Inc.	Delaware
Warrantech International de Chile	Chile

Entity Name	Jurisdiction of Incorporation or Formation
Warrantech Management Company	Delaware
Warrantech Management Holding Company	Delaware
Warrantech Management Limited Partnership	Texas
Warrantech Peru SRL	Peru
WCPS of Florida, Inc.	Florida
W Direct Corp.	Delaware
WHSC Direct, Inc.	Texas
Wesco Insurance Company	Delaware
Westport Reinsurance Limited	Turks and Caicos Islands
Westside Parkway GA, LLC	Delaware